                                   Exhibit 1
                                   ---------


 ______________________________________________________________________________
 ______________________________________________________________________________

                             SALES AGENCY AGREEMENT


                                     Among

                           IMPAX LABORATORIES, INC.,

             PRESIDENT (BVI) INTERNATIONAL INVESTMENT HOLDINGS LTD.

                                      and

                          FIRST UNION SECURITIES, INC.

Dated: December 11, 2001

 ______________________________________________________________________________
 ______________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
SECTION 1.          Representations and Warranties........................................................   2

     (a)       Representations and Warranties by the Company..............................................   2
     (b)       Representations and Warranties by the Selling Stockholder..................................   7
     (c)       Certificates...............................................................................  11

SECTION 2.          Delivery to Sales Agent; Closing; Payment.............................................  12

     (a)       Securities.................................................................................  12
     (b)       Delivery; Closing Date; Net Proceeds.......................................................  12

SECTION 3.          Covenants of the Company..............................................................  13

     (a)       Compliance with Securities Regulations and Commission Requests.............................  13
     (b)       Filing of Amendments.......................................................................  14
     (c)       Delivery of Registration Statement.........................................................  14
     (d)       Delivery of Prospectus.....................................................................  14
     (e)       Continued Compliance with Securities Laws..................................................  14
     (f)       Blue Sky Qualifications....................................................................  15
     (g)       Rule 158...................................................................................  15
     (h)       Listing....................................................................................  15
     (i)       Reporting Requirements.....................................................................  15
     (j)       Continuing Obligation to Advise the Sales Agent............................................  15
     (k)       Consent to the Sales Agent's Trading.......................................................  15
     (l)       Preparation of Prospectus Supplement.......................................................  15

SECTION 4.          Payment of Expenses...................................................................  16

     (a)       Expenses...................................................................................  16
     (b)       Expenses of the Selling Stockholder........................................................  16
     (c)       Allocation of Expenses.....................................................................  16
     (d)       Termination of Agreement...................................................................  16

SECTION 5.          Conditions of Sales Agent's Obligations...............................................  17

     (a)       Effectiveness of Registration Statement....................................................  17
     (b)       Opinions of Counsel for Company............................................................  17
     (c)       Accountant's Comfort Letter................................................................  17
     (d)       Opinion of Counsel for the Selling Stockholder.............................................  18
     (e)       Officers' Certificate......................................................................  18
     (f)       Certificate of Selling Stockholder.........................................................  18
     (g)       Tax Forms..................................................................................  18
     (h)       Appointment of Agent for Service...........................................................  18
     (i)       Waiver of Standoff Agreement Lock-Up.......................................................  18
     (j)       Additional Documents.......................................................................  19

     (k)     Termination of Agreement........................................................................  19

SECTION 6.        Indemnification............................................................................  19

     (a)     Indemnification by Company......................................................................  19
     (b)     Indemnification by Selling Stockholder..........................................................  20
     (c)     Indemnification by Sales Agent..................................................................  21
     (d)     Actions Against Parties; Notification...........................................................  21
     (e)     Settlement Without Consent if Failure to Reimburse..............................................  21
     (f)     Other Agreements with Respect to Indemnification................................................  22

SECTION 7.        Contribution...............................................................................  22

SECTION 8.        Representations, Warranties and Agreements to Survive Delivery.............................  23

SECTION 9.        Termination of Agreement...................................................................  23

     (a)     Termination; General............................................................................  23
     (b)     Liabilities.....................................................................................  24
     (c)     Termination of Sales Agent's Obligations........................................................  24
     (d)     Termination of Prospective Purchasers' Obligations..............................................  24

SECTION 10.       Right of First Refusal.....................................................................  25

SECTION 11.       Notices....................................................................................  25

SECTION 12.       Parties....................................................................................  25

SECTION 13.       Selling Stockholder's Consent to Jurisdiction; Appointment of Agent for Service of Process.  25

     (a)     Consent to Jurisdiction.........................................................................  25
     (b)     Agent for Service of Process....................................................................  25

SECTION 14.       Judgment Currency..........................................................................  27

SECTION 15.       GOVERNING LAW AND TIME....................................................................  27

SECTION 16.       Effect of Headings........................................................................  27

SECTION 17.       Counterparts..............................................................................  27

                            IMPAX LABORATORIES, INC.

                            (a Delaware corporation)

                        3,000,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

                             SALES AGENCY AGREEMENT
                             ----------------------
                                                               December 11, 2001

First Union Securities, Inc.
7 St. Paul Street
Baltimore, Maryland  21202

Ladies and Gentlemen:

     IMPAX Laboratories, Inc., a Delaware corporation (the "Company"), and
                                                            -------
President (BVI) International Investment Holdings Ltd., a company incorporated in the British Virgin Islands with limited liability (the "Selling
                                                           -------
Stockholder"), confirm their respective agreements with First Union Securities, Inc. (the "Sales Agent") with respect to the sale by the Selling Stockholder of
           -----------
up to 3,000,000 shares (the "Securities") of Common Stock, par value $.01 per share, of the Company ("Common Stock") through the Sales Agent, acting as agent,
                        ------------
on a best efforts basis.

     The Selling Stockholder understands that the execution of this Agreement by the parties hereto does not constitute a guarantee that the Sales Agent will be able to successfully solicit any potential buyers for any or all of the Securities, nor shall this Agreement be construed to require the Sales Agent to purchase any of the Securities from the Selling Stockholder for its own account.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-40590) covering the
-----------
registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement, including the exhibits thereto, the
 --------
schedules thereto, if any, and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as amended (if applicable) at the time it became effective, is herein called the "Registration Statement". Any related registration statement filed
            ----------------------
by the Company pursuant to Rule 462(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") is herein referred to
                                    --------------------
as the "Rule 462(b) Registration Statement," and after such filing the term
        ----------------------------------
"Registration Statement" shall include the Rule 462(b) Registration Statement.
-----------------------
Promptly after the execution of this Agreement, the Company will file with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations a prospectus supplement relating to the Securities (the "Prospectus Supplement"), together
                                            ---------------------
with the related prospectus dated June 30, 2000 (the "Base Prospectus"), and the
                                                      ---------------
Company and the Selling Stockholder have previously advised the Sales Agent of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, including all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Sales Agent for use in connection with the offering of the Securities, are hereinafter referred to, collectively, as the "Prospectus." Each
                                                               ----------
prospectus supplement, if any, relating to the Securities used prior to the date of this Agreement, together with the related prospectus and all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3, are hereinafter referred to, collectively, as a "preliminary
                                                                 -----------
prospectus". For purposes of this Agreement, all references to the Registration
----------
Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system ("EDGAR").
                   -----

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated or deemed to be incorporated by
      --------
reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) Representations and Warranties by the Company. The Company represents and warrants to each of the Sales Agent and the Selling Stockholder as of the date hereof and as of the Closing Date referred to in Section 2(b) hereof, and agrees with each of the Sales Agent and the Selling Stockholder, as follows:

            (i)  Compliance with Registration Requirements. The Company meets
                 -----------------------------------------
     the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Date, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued or at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection (i) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Sales Agent expressly for use in the Registration Statement or the Prospectus, as the case may be.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Sales Agent for use in connection with this offering was identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)   Incorporated Documents. The documents incorporated or deemed to
                 ----------------------
     be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together
                                 --------------------
     with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (ii)   Independent Accountants. To the Company's knowledge, the
                 -----------------------
     accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv)   Financial Statements.  The financial statements of the
                 --------------------
     Company included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company at the dates indicated and the results of operations, changes in shareholders' equity and cash flows of the Company for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP")
                                                                   ----
     applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The data appearing in the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus under the captions "Selected Financial Data," "Summary Financial Data" or any similar captions present fairly the information shown therein and have been compiled on an accounting basis consistent with that of the audited financial statements of the Company included in the Registration Statement and the Prospectus.

          (v)    No Material Adverse Change in Business. Since the respective
                 --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.


          (vi)   Good Standing of the Company. The Company has been duly
                 ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the States of California and Pennsylvania and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the states of California and Pennsylvania) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company does not have any subsidiaries.

          (vii)  Capitalization. The authorized, issued and outstanding
                 --------------
     capital stock of the Company is as set forth in the balance sheet (and notes thereto) included in the Company's most recent Quarterly Report on Form 10-Q filed with the Commission (except for subsequent issuances of shares of Common Stock pursuant to employee benefit plans or outstanding employee stock options described in the Prospectus, upon the conversion of outstanding convertible securities described in the Prospectus or upon the exercise of outstanding warrants described in the Prospectus); the shares of issued and outstanding capital stock of the Company (including the Securities to be sold by the Selling Stockholder under this Agreement) have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company (including the Securities to be sold by the Selling Stockholder under this Agreement) was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company; and the Company does not have a so-called "shareholder rights plan".

          (viii) Authorization of Agreement.  This Agreement has been duly
                 --------------------------
     authorized, executed and delivered by the Company.

          (ix)   Authorization and Description of Securities. The Common Stock,
                 -------------------------------------------
      each class or series of the Company's outstanding preferred stock (the "Outstanding Preferred Stock"), the Company's authorized but unissued
       ---------------------------
      preferred stock (the "Authorized Preferred Stock") and the Company's
                            --------------------------
      charter and by-laws conform in all material
      respects to all of the respective statements relating thereto contained in the Prospectus (including the statements incorporated by reference in the Prospectus from the Company's Form 8-A filed on December 8, 1995, as amended on December 14, 1997 (as so amended, the "Form 8-A")); such
                                                        --------
      statements conform to the rights set forth in the respective instruments and agreements defining the same; and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

          (x)    Absence of Defaults and Conflicts.  The Company is not in
                 ---------------------------------
     violation of its Organizational Documents (as defined below) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, "Agreements and Instruments"), except for such defaults that would not
      --------------------------
     result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary action, corporate or other, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, "Organizational Documents" means,
                                                ------------------------
     in the case of a corporation, its charter and by-laws; in the case of a limited or general partnership, (a) its partnership certificate, certificate of formation or similar organizational document and (b) its partnership agreement; in the case of a limited liability company, (c) its articles of organization, certificate of formation or similar organizational document and (d) its operating agreement, limited liability company agreement, membership agreement or other similar agreement; in the case of a trust, its trust agreement; and, in the case of any other entity, the organizational documents of such entity; and a "Repayment Event" means
                                                         ---------------
     any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the obligor.

          (xi)   Absence of Proceedings. Except for such actions, suits,
                 ----------------------
     proceedings, inquiries or investigations disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company which is required to be disclosed in the Registration Statement, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xii)  Accuracy of Exhibits. There are no contracts or documents
                 --------------------
     which are required to be described in the Registration Statement, the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xiii) Absence of Further Requirements. (A) No filing with, or
                 -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any shareholder of the Company, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Company of its obligations under this Agreement, for the offer, sale and delivery of the Securities as contemplated by this Agreement or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Prospectus, except such as have been already obtained under the 1933 Act or the 1933 Act Regulations or such as may be required under state securities or blue sky laws; provided that no representation is made with respect to any filing, authorization, approval, consent, license, order, registration, qualification, decree or vote referred to in clause (A) or clause (C) of this paragraph (xiii) that is applicable solely with respect to the Selling Stockholder.

          (xiv)  Investment Company Act. The Company is not, and upon the sale
                 ----------------------
     of the Securities as herein contemplated will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940
                                                                         ----
     Act").
     ---

          (xv)   Nasdaq Stock Market's National Market. The outstanding shares
                 -------------------------------------
     of Common Stock (including the Securities to be sold by the Selling Stockholder under this Agreement) are duly listed, and admitted and authorized for trading, on the Nasdaq Stock Market's National Market.

          (xvi)  Stock Certificates.  The Securities to be sold by the Selling
                 ------------------
     Stockholder pursuant to this Agreement are not, and will not be, subject to any stop transfer instructions or similar restrictions on transfer and the certificates evidencing such Securities will not, at the time of delivery of such certificates to the purchasers thereof on the Closing Date as contemplated by this Agreement, bear any legends restricting the transfer thereof or other similar legends.

          (xvii) No Right of First Refusal. The sale of the Securities as
                 -------------------------
     contemplated by this Agreement is not and will not be subject to any preemptive rights, rights of first refusal or other similar rights arising under the charter or by-laws of the Company, the Delaware General Corporation Law (the "DGCL") or any agreement or instrument to which the Company is a party or by which it is bound or, to the knowledge of the Company, otherwise; and the Securities are not and, at the Closing Date, will not be subject to any restrictions on transfer arising under the charter or bylaws of the Company, the DGCL or any instrument or agreement to which the Company is a party or by which it is bound or, to the knowledge of the Company, otherwise.

          (xviii)  NASD Matters. The Company is eligible to use Form S-3 under
                   ------------
     the 1933 Act pursuant to the standards for that Form as in effect immediately prior to October 21, 1992.

     (b) Representations and Warranties by the Selling Stockholder. The Selling Stockholder represents and warrants to the Sales Agent as of the date hereof and as of the Closing Date, and agrees with the Sales Agent, as follows:

          (i)      Accurate Disclosure. The Selling Stockholder has reviewed and
                   -------------------
     will review, and is and will be familiar with, the Registration Statement as originally filed with the Commission and all amendments thereto, if any, and with each preliminary prospectus and the Prospectus and any amendments or supplements thereto; and, at the respective times the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto became or becomes effective, at the date of this Agreement and at the Closing Date, the information relating to the Selling Stockholder (including the information with respect to the Selling Stockholder's Securities and any other shares of Common Stock or other securities of the Company which are owned or held by the Selling Stockholder), and, to the knowledge of the Selling Stockholder, the other information that is set forth in the Registration Statement (or any amendment thereto) and in the Prospectus (or any amendment or supplement thereto) did not and will not contain any untrue statement of a material fact and did not and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto) or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Sales Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus.


          (ii)     Sales Agency Agreement. This Agreement has been duly
                   ----------------------
     authorized, executed and delivered by the Selling Stockholder.

          (iii)    Power of Attorney.  The Selling Stockholder has duly
                   -----------------
     authorized, executed and delivered a power of attorney (a "Power of
                                                                --------
     Attorney") appointing Ted Tu as the Selling Stockholder's attorney-in-fact
     --------
     (the "Attorney-in-Fact"), and a Letter of Transmittal and Custody Agreement
           ----------------
     (the "Custody Agreement") with StockTrans, Inc., as custodian (the
           -----------------
     "Custodian"); each of the Power of Attorney and the Custody Agreement
     ----------
     constitutes a valid and binding obligation of the Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Attorney-in-Fact is authorized, on behalf of the Selling Stockholder, to execute and deliver this Agreement and the certificate referred to in Section 5(f) hereof, to approve the price at which the Securities are sold by the Selling Stockholder pursuant to this Agreement, to approve the form and terms of, execute and deliver this Agreement, to authorize the delivery to the Sales Agent of the Common Stock to be sold by the Selling Stockholder under this Agreement and to accept payment therefor and to duly endorse (in blank or otherwise) the certificate or certificates representing such Securities or a stock power or powers with respect thereto and otherwise to act on behalf of the Selling Stockholder in connection with this Agreement and the transactions contemplated hereby.

          (iv) Good Standing.  The Selling Stockholder has been duly organized
               -------------
     and is validly existing and in good standing as a limited liability company under the laws of the British Virgin Islands.

          (v)  Authority.  The Selling Stockholder has full power and authority
               ---------
     to execute, deliver and perform its obligations under this Agreement, the Power of Attorney and the Custody Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Stockholder under this Agreement.

          (vi) Non-Contravention.  The execution, delivery and performance of
               -----------------
     this Agreement, the Power of Attorney and the Custody Agreement by the Selling Stockholder and the consummation of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement (including the sale and delivery of the Common Stock to be sold by the Selling Stockholder pursuant to this Agreement), and compliance by the Selling Stockholder with its obligations under this Agreement, the Power of Attorney and the Custody Agreement, have been duly authorized by all necessary action on the part of the Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Securities to be sold by the Selling Stockholder under this Agreement or any other property or assets of the Selling Stockholder or, if applicable, any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Selling Stockholder or, if applicable, any of its subsidiaries is a party or by which the Selling Stockholder or, if applicable, any of its subsidiaries may be bound or to which any of the property or assets of the Selling Stockholder or, if applicable, any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Organizational Documents (which term, when used herein with respect to the Selling Stockholder, includes, without limitation, the memorandum of association and articles of association of the Selling Stockholder) of the Selling Stockholder or, if applicable, any of its subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or, if applicable, any of its subsidiaries or any of their respective assets, properties or operations, except where such conflict, breach, default, Repayment Event, lien, charge, encumbrance or violation would not affect the offering, sale or delivery of the Securities as contemplated by this Agreement and could not be reasonably expected to affect any of the other transactions contemplated by this Agreement.

          (vii)   Good and Marketable Title. The Selling Stockholder now has
                  -------------------------
     and, at the time that the Selling Stockholder delivers Securities to the purchasers thereof on the Closing Date pursuant to this Agreement, will have all legal and beneficial right, title and interest in and to the Securities to be sold by the Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or equity of any kind (each, a "Lien") other than pursuant to this
                                           ----
     Agreement; the Selling Stockholder is and, at the time that the Selling Stockholder delivers Securities to the purchasers thereof on the Closing Date pursuant to this Agreement, will be the legal, record and beneficial owner of the Securities to be sold by the Selling Stockholder hereunder; upon delivery of the Securities to the purchasers thereof against payment to the Custodian of the consideration therefor specified in this Agreement, assuming that none of such purchasers has notice of any "adverse claim" (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York (the "UCC")) with respect to such Securities, each of
                             ---
     such purchasers will receive all legal and beneficial right, title and interest in and to the Securities purchased by it from the Selling Stockholder, free and clear of any Lien and will have acquired a "securities entitlement" (within the meaning of UCC Section 8-102(a)(17)) to such Securities, free and clear of any such adverse claim or Lien.

          (viii)  Waiver of Lock Up.  The Selling Stockholder has executed a
                  -----------------
     waiver (the "Waiver") to the restrictions provided for in the Market Standoff Agreement dated as of November 28, 2000 and the Amended and Restated Market Standoff Agreement dated as of September 21, 2001 by and among the Selling Stockholder and certain other stockholders of the Company (together, the "Standoff Agreement") which Waiver waives the restrictions of the Standoff Agreement which do not permit the sale of Securities as contemplated by this Agreement and contains the consent of the signatories thereto to such sale; and the Waiver has been executed by all such parties as is required for the Waiver to be effective under the terms of the Standoff Agreement to allow the Selling Stockholder to sell the Securities in accordance with this Agreement without violating the terms of the Standoff Agreement.

          (ix)    Absence of Rights of First Refusal.  The Securities to be sold
                  ----------------------------------
     by the Selling Stockholder under this Agreement are not subject to any option, warrant, put, call, preemptive right, right of first refusal or other right to acquire or purchase any such Securities other than pursuant to this Agreement; and, except for a legend restricting transfers of the Securities (which legend is in customary form for privately placed securities and which legend will be removed from the Securities prior to the delivery of the Securities to the purchasers thereof on the Closing
     Date), the Securities to be sold by the Selling Stockholder under this Agreement are not and, at the time that the Selling Stockholder delivers the Securities to the purchasers thereof on the Closing Date, will not be subject to any restrictions on transfer, including, without limitation, any lock-up, standstill or other similar agreements or arrangements.

          (x)     Absence of Manipulation.  The Selling Stockholder has not
                  -----------------------
     taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (xi)    Absence of Further Requirements. No filing with, or
                  -------------------------------
     authorization, approval, consent, vote, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, or any creditor of the Selling Stockholder or, if applicable, any of its subsidiaries, or of any stockholder, partner, member or securityholder of or holder of an equity interest in the Selling Stockholder or, if applicable, any of its subsidiaries, is necessary or required for the execution or delivery by the Selling Stockholder of, or the performance by the Selling Stockholder of its obligations under, this Agreement, the Custody Agreement or the Power of Attorney, for the sale and delivery by the Selling Stockholder of the Securities to be sold by it under this Agreement or for the consummation by the Selling Stockholder of the other transactions contemplated by this Agreement, the Custody Agreement or the Power of Attorney, except such as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations or state securities or blue sky laws.

          (xii)   Restriction on Sale of Securities. For a period beginning on
                  ---------------------------------
     and including the date of this Agreement through and including the date which is 90 days from the Closing Date, the Selling Stockholder will not, without the prior written consent of the Sales Agent, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder or any person or entity controlled by or acting on behalf of the Selling Stockholder or any person in privity with the Selling Stockholder or any person or entity controlled by or acting on behalf of the Selling Stockholder), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of Common Stock or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of Common Stock or other capital stock of the Company, or publicly announce an intention to effect any such transaction, provided that the provisions set forth in this paragraph will terminate at midnight (New York City time) on December 14, 2001 unless, on or prior to that time, a total of at least 3,000,000 Securities have been sold by the Selling Stockholder through the Sales Agent pursuant to this Agreement.

          (xiii)  Certificates Suitable for Transfer. Certificates for all of
                  ----------------------------------
     the Securities to be sold by the Selling Stockholder pursuant to this Agreement, in form suitable for transfer by delivery and accompanied by duly executed stock powers endorsed in blank by the Selling Stockholder with signatures guaranteed, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder and thereunder.

          (xiv)   Delivery of Registration Statements. The Selling Stockholder
                  -----------------------------------
     will, without charge to the Sales Agent, provide, or cause to be provided to the Sales Agent and its counsel (i) a conformed copy of the Registration Statement and each amendment thereto (in each case including exhibits thereto) and (ii) so long as a prospectus relating to the Securities is required to be delivered under the 1933 Act or the 1934 Act, as many copies of the Prospectus or any amendment or supplement thereto as the Sales Agent may reasonably request.

          (xv)    Failure to Deliver Certificates. In addition to any other
                  -------------------------------
     rights available to the Sales Agent under this Agreement or otherwise, if the Selling Stockholder fails to deliver any Securities (any such Securities which the Selling Stockholder fails to deliver are hereinafter called "Defaulted Securities") to the Custodian which are to be sold by the
             --------------------
     Selling Stockholder hereunder by the date (the "Delivery Date") which is
                                                     -------------
     the date of this Agreement, and if after the Delivery Date the Sales Agent purchases (in an open market transaction or otherwise) shares of the Company's Common Stock (any shares so purchased being hereinafter called "Replacement Securities") to deliver in satisfaction of any transaction
      ----------------------
     effected pursuant to this Agreement, then the Selling Stockholder shall immediately pay in cash (by wire transfer of immediately available funds) to the Sales Agent the amount, if any, (which amount shall be paid as liquidated damages and not as a penalty), by which (A) the Sales Agent's total purchase price (including brokerage commissions, if any) for such Replacement Securities exceeds (B) an amount equal to (i) the total purchase price paid to the Sales Agent for the Replacement Securities by the purchasers thereof minus (ii) the sum of (x) an amount equal to the Agent Fee which would have been payable by the Selling Stockholder to the Sales Agent with respect to the Defaulted Securities pursuant to Section 2(a) of this Agreement plus (y) the aggregate amount of any Transfer Taxes and Transaction Fees (as such terms are hereinafter defined) payable in connection with the transfer and delivery of the Replacement Securities. In the event that any amount is payable by the Selling Stockholder to the Sales Agent pursuant to this subsection (xiv), then the Sales Agent, in its sole and absolute discretion, may deduct the amount so payable from any proceeds which are payable to the Selling Stockholder or the Custodian from the sale of other Securities pursuant to Section 2 of this Agreement.

          (xvi)   Stock Certificates.  The Securities to be sold by the Selling
                  ------------------
     Stockholder pursuant to this Agreement are not, and will not be, subject to any stop transfer instructions or similar restrictions on transfer and the certificates evidencing such Securities will not, at the time of delivery of such certificates to the purchasers thereof on the Closing Date as contemplated by this Agreement, bear any legends restricting the transfer thereof or other similar legends.

     (c) Certificates. Any certificate signed by any officer of the Company and delivered to the Sales Agent or counsel for the Sales Agent shall be deemed a representation and warranty by the Company to the Sales Agent as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholder and delivered to the Sales Agent or counsel for the Sales Agent shall be deemed a representation and warranty by the Selling Stockholder to the Sales Agent as to the matters covered thereby.

     SECTION 2.   Delivery to Sales Agent; Closing; Payment.
                  -----------------------------------------

     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell through the Sales Agent, as exclusive agent of the Selling Stockholder, and the Sales Agent agrees to use its best efforts to sell, as agent, the Securities. The Selling Stockholder agrees to pay the Sales Agent, on the Closing Date, a commission (the "Agent Fee") equal to 4% of the amount obtained by multiplying (i) the number of Securities sold through the Sales Agent pursuant to this Agreement times (ii) the Public Offering Price (as defined below) (equivalent to $0.41 for each Security sold through the Sales Agent pursuant to this Agreement).

     Anything in this Agreement to the contrary notwithstanding, if the Sales Agent furnishes to the Selling Stockholder aggregate purchase orders or indications of interest from prospective purchasers (which need not be in writing) for 3,000,000 Securities at a price to the Selling Stockholder (after deducting an agent fee of 4% of the aggregate proposed purchase price of such Securities to be paid by the proposed purchasers thereof but without deducting Transfer Taxes, Transaction Fees or any other expenses) of not less than U.S. $9.00 per share, then the Selling Stockholder agrees that it will either (i) accept all such purchase orders and indications of interest and sell such Securities as contemplated by this Agreement or (ii) pay the Sales Agent an agent fee equal to 4% of the aggregate price at which such Securities were to have been purchased by the prospective purchasers thereof.

     (b) Delivery; Closing Date; Net Proceeds. The Securities shall be offered to investors initially at a public offering price of $10.25 per Security (the "Public Offering Price").
 ---------------------

     Settlement for sales of the Securities will occur, if at all, on the third business day following the date of this Agreement (the "Closing Date"). Payment
                                                        ------------
of the purchase price for, and delivery of certificates for, the Securities to be sold on the Closing Date shall be made at the offices of Sidley Austin Brown & Wood llp, 875 Third Avenue, New York, New York, 10022 or at such other place as is agreed upon by the Sales Agent and the Selling Stockholder. Upon receipt by the Sales Agent of immediately available funds from the buyers of the Securities being sold on such Closing Date, the Sales Agent shall deduct therefrom (i) the Agent Fee, (ii) any stock transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the transfer and delivery of such Securities (collectively, "Transfer
                                                                  --------
Taxes") and (iii) any withholding taxes and any other transaction fees imposed
-----
by any governmental or self-regulatory organization with respect to such sales (collectively, "Transaction Fees") and shall remit the balance by wire transfer
                ----------------
to a single bank account at the Custodian, which account shall be designated by the Custodian. The Selling Stockholder agrees that the Sales Agent shall have no liability or responsibility, in contract, tort, or otherwise, if any buyer of Securities fails to pay all or any portion of the purchase price therefor and that the Sales Agent shall under no circumstances be required to purchase any of the Securities for its own account or to advance funds to purchase Securities on behalf of any buyer.

     Certificates for the Securities delivered on the Closing Date shall be in such denominations and registered in such names as the Sales Agent may request at least one business day before the Closing

Date. The certificates for the Securities to be delivered on the Closing Date will be made available for examination by the Sales Agent in The City of New York not later than noon (Eastern time) on the business day prior to the Closing Date.

     If the Selling Stockholder shall default on its obligation to deliver any Securities on the Closing Date, the Selling Stockholder shall, in addition to any payment the Selling Stockholder may be required to make pursuant to Section 1(b)(xiv) above and in addition to any other rights available to the Sales Agent under this Agreement or otherwise, (i) indemnify and hold harmless the Sales Agent from and against any and all loss, liability, claim, damage or expense arising from or as a result of such default by the Selling Stockholder and (ii) pay the Sales Agent the Agent Fee to which it would otherwise be entitled absent such default; provided that no amount will be payable pursuant to clause (ii) of this paragraph in respect of any Defaulted Securities to the extent that the Selling Stockholder shall have paid to the Selling Agent the liquidated damages in respect of such Defaulted Securities specified by Section 1(b)(xiv) hereof. In the event that any amount is payable by the Selling Stockholder to the Sales Agent pursuant to the preceding sentence, then the Sales Agent, in its sole and absolute discretion, may deduct the amounts payable from any proceeds which are payable to the Selling Stockholder or the Custodian from the sale of Securities pursuant to this Agreement.

     In acting as agent for the Selling Stockholder hereunder, the Sales Agent shall have the right, in its sole and absolute discretion, to withdraw, cancel or modify the offer of the Securities and accept or reject any offer for the purchase of the Securities, in whole or in part, and any such withdrawal, cancellation, modification, acceptance or rejection shall not be deemed a breach of its agreement contained herein. The Selling Stockholder may accept or reject any offer for the purchase of Securities, in whole or in part.

     SECTION 3.  Covenants of the Company.  The Company covenants with each of
                 ------------------------
the Sales Agent and the Selling Stockholder as follows:

     (a) Compliance with Securities Regulations and Commission Requests.   The
Company, subject to Section 3(b), will notify the Sales Agent immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus and/or prospectus supplement transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus and/or prospectus supplement. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Sales Agent and the Selling Stockholder notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Sales Agent and the Selling Stockholder with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Sales Agent or the Selling Stockholder or their respective counsel shall object.

     (c) Delivery of Registration Statement. The Company has furnished or will deliver to the Sales Agent and the Selling Stockholder and their respective counsel without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Sales Agent and the Selling Stockholder, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Sales Agent. The copies of the Registration Statement and each amendment thereto furnished to the Sales Agent and the Selling Stockholder will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectus. The Company will furnish to the Sales Agent, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Sales Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Sales Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Sales Agent or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Sales Agent and the Selling Stockholder such number of copies of such amendment or supplement as the Sales Agent or the Selling Stockholder may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Sales Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Sales Agent may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the date of this Agreement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the later of the date of this Agreement and any Rule 462(b) Registration Statement.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Listing. The Company will use its best efforts to maintain the quotation of the Securities on the Nasdaq Stock Market's National Market and will file with the Nasdaq Stock Market's National Market all documents and notices required by the Nasdaq Stock Market's National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq Stock Market's National Market.

     (i) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (j) Continuing Obligation to Advise the Sales Agent. The Company will, at any time during the term of this Agreement, advise the Sales Agent and the Selling Stockholder, by telephone confirmed in writing, immediately after the Company shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Sales Agent or the Selling Stockholder pursuant to Section 5 herein.

     (k) Consent to the Sales Agent's Trading. The Sales Agent may trade in the Company's Common Stock for its own account or as agent at the same time as the Selling Stockholder's sales pursuant to this Agreement.

     (l) Preparation of Prospectus Supplement. Immediately following the execution of this Agreement, the Company will prepare the Prospectus Supplement containing the public offering price and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Sales Agent and the Company may deem appropriate, will file or transmit for filing with the Commission, in accordance with Rule 424(b) of the 1933 Act Regulations, copies of the Prospectus, including such Prospectus Supplement and, not later than the close of business on the business day after the date of this Agreement, will deliver to the Sales Agent such number of printed copies of the Prospectus as the Sales Agent may request.

     SECTION 4.  Payment of Expenses.
                 -------------------

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement (except for expenses payable by the Selling Stockholder pursuant to Section 4(b) hereof), including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Sales Agent, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Sales Agent in connection with the preparation of the Blue Sky Survey and any supplements thereto, (v) the printing and delivery to the Sales Agent of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto and (vi) the preparation, printing and delivery to the Sales Agent of copies of the Blue Sky Survey and any supplements thereto.

     (b) Expenses of the Selling Stockholder. The Selling Stockholder will pay the following expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement: (i) the Agent Fee, (ii) any Transfer Taxes and Transaction Fees payable in connection with the sale or delivery of the Securities to the purchasers thereof (and the Selling Stockholder hereby authorizes the payment of any such amounts by deduction from either the proceeds of the Securities to be sold by the Selling Stockholder under this Agreement or from any funds from time to time held for the account of the Selling Stockholder by the Custodian), (iii) the fees and expenses of the Custodian and the transfer agent or registrar for the Securities, (iv) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Sales Agent in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (v) the fees and disbursements of the Selling Stockholder's counsel and accountants.

     (c) Allocation of Expenses. The provisions of this Section 4 shall supersede any prior agreement that the Company and the Selling Stockholder have made for the allocation between themselves of expenses and costs in connection with the performance of their obligations under this Agreement.

     (d) Termination of Agreement. If this Agreement is terminated by the Sales Agent in accordance with the provisions of Section 5 because any condition specified in paragraph (d), (f), (g), (h) or (i) of Section 5, or because any condition relating solely to the Selling Stockholder specified in paragraph (j) of Section 5, shall not have been fulfilled when and as required to be fulfilled, the Selling Stockholder shall reimburse the Sales Agent for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Sales Agent. If this Agreement is terminated by the Sales Agent in accordance with the provisions of Section 5 because any condition specified in Section 5 (other than any of the conditions specified in the immediately preceding sentence) shall not have been fulfilled when and as required to be fulfilled, or if this Agreement is terminated by the Sales Agent in accordance with the provisions of Section 9(a)(i) hereof, the Company shall reimburse the Sales Agent for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Sales Agent.

     SECTION 5.  Conditions of Sales Agent's Obligations.  The obligations of
                 ---------------------------------------
the Sales Agent hereunder, and the obligations of any prospective purchaser of Securities sold through the Sales Agent to purchase such Securities, are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained in Section 1 hereof and in certificates of any officer of the Company or of or on behalf of the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, is effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Sales Agent. The Prospectus shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the time period prescribed by such Rule, and, within two business days after the date of this Agreement, the Company shall have provided evidence satisfactory to the Sales Agent of such timely filing or transmittal.

     (b) Opinions of Counsel for Company. At the Closing Date, the Sales Agent shall have received the favorable opinions of Blank Rome Comisky and McCauley LLP, counsel for the Company, and of Arent Fox Kintner Plotkin & Kahn, PLLC, regulatory counsel for the Company, each dated the Closing Date and in form and substance satisfactory to counsel for the Sales Agent, to the effect set forth in Exhibits A and B hereto, respectively, and to such further effect as counsel to the Sales Agent may reasonably request.

     (c) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Sales Agent shall have received from PricewaterhouseCoopers LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Sales Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement and the Prospectus; and, on the Closing Date, the Sales Agent shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Date and in form and substance satisfactory to the Sales Agent, to the effect that they reaffirm the statements made in the letter furnished pursuant to the first clause of this subsection (c), except that the specified date referred to in such letter shall be a date no more than three business days prior to the Closing Date.

     (d) Opinion of Counsel for the Selling Stockholder. At the Closing Date, the Sales Agent shall have received the favorable opinions of Jones Day Reavis & Pogue, U.S. and Republic of China counsel to the Selling Stockholder, and of Conyers Dill & Pearman, British Virgin Islands counsel for the Selling Stockholder, each dated the Closing Date and in form and substance satisfactory to counsel for the Sales Agent, to the effect set forth in Exhibits C and D hereto, respectively, and to such further effect as counsel to the Sales Agent may reasonably request.

     (e) Officers' Certificate. At the Closing Date, the Sales Agent shall have received a certificate signed by the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, to the effect that (i) the representations and warranties of the Company in
Section 1(a) hereof are true and correct on and as of the Closing Date as if made on and as of the Closing Date, (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iii) the Company has reviewed and is familiar with the Prospectus and any amendments or supplements thereto and the Prospectus, as so amended or supplemented (if applicable), does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

     (f) Certificate of Selling Stockholder. At the Closing Date, the Sales Agent shall have received a certificate signed by the Attorney-in-Fact on behalf of the Selling Stockholder, to the effect that (i) the representations and warranties of the Selling Stockholder in Section 1(b) hereof are true and correct on and as of the Closing Date as if made on and as of the Closing Date,
(ii) the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iii) the Selling Stockholder has reviewed and is familiar with the Prospectus and any amendments or supplements thereto and the information relating to the Selling Stockholder (including the information with respect to the Selling Stockholder's Securities and any other shares of Common Stock or other securities of the Company which are owned or held by the Selling Stockholder) that is set forth in the Prospectus, as so amended or supplemented (if applicable), does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

     (g)  Tax Forms.   Prior to the date hereof, to the extent applicable, the
Sales Agent shall have received a properly completed and executed United States Treasury Department Form W-9, W-8BEN, W-8ECI or W-8IMY (or other applicable form) from the Selling Stockholder.

     (h) Appointment of Agent for Service. At the Closing Date, the Sales Agent shall have received a copy of an agreement, signed by the Selling Stockholder and CT Corporation System ("CT"), whereby the Selling Stockholder shall appoint
                            --
CT as the Selling Stockholder's agent for service of process and CT shall accept such appointment, all as contemplated by Section 13 hereof.

     (i) Waiver of Standoff Agreement Lock-Up. Prior to the date hereof, the Sales Agent shall have received from the Selling Stockholder a true and correct copy of the executed Waiver to the Standoff Agreement, and the Waiver shall be in full force and effect at the Closing Date.

     (j) Additional Documents. At the Closing Date, counsel for the Sales Agent shall have been furnished with such documents and opinions as they may require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company and the Selling Stockholder in connection with the offering and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Sales Agent and counsel for the Sales Agent.

     (k) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Sales Agent by notice to the Company and the Selling Stockholder at any time at or prior to the delivery of and payment for the Securities on the Closing Date (in which case the prospective purchasers of the Securities shall be released from any obligation to the Selling Stockholder to purchase such Securities), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 13 and 14 shall survive any such termination and remain in full force and effect and such termination shall also be without liability of any such prospective purchaser to the Selling Stockholder.

     SECTION 6.  Indemnification.
                 ----------------

     (a) Indemnification by Company. The Company agrees to indemnify and hold harmless the Sales Agent and each person, if any, who controls the Sales Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

          (iii)  against any and all expense whatsoever, as incurred (including
          -----
     the fees and disbursements of counsel chosen by the Sales Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Sales Agent expressly for use in the Registration Statement (or any amendment thereto) or in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with
                         --------  -------
respect to any preliminary prospectus shall not inure to the benefit of the Sales Agent through whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling the Sales Agent, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of the Sales Agent to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, except that this proviso shall not be applicable if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

     (b) Indemnification by Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless the Sales Agent and each person, if any, who controls the Sales Agent within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense (i) described in the indemnity contained in subsection (a) of this
Section 6, as incurred, but only with respect to untrue statements or omissions or alleged untrue statement or omissions made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and conformity with information furnished or confirmed (in each case orally or in writing) to the Company by or on behalf of the Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (ii) arising out of or based upon the engagement of the Sales Agent pursuant to, or the performance by the Sales Agent of the services contemplated by, this Agreement, as incurred; provided that the indemnity set forth in clause (ii) of this subsection (b) shall not apply to the extent that any such loss, liability, claim, damage or expense is found in a final judgment by a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of the Sales Agent or the reckless disregard by the Sales Agent of its duties and obligations hereunder; and provided, further, that notwithstanding anything to the contrary contained in this Agreement, the liability of the Selling Stockholder for any breach of the Selling Stockholder's representations and warranties contained in Section 1(b) of this Agreement and under the indemnity and contribution agreements contained in this Section 6 and in Section 7 of this Agreement shall be limited to an amount equal to the aggregate Public Offering Price of the Securities sold by the Selling Stockholder through the Sales Agent pursuant to this Agreement less the total Agent Fee paid to the Sales Agent by the Selling Stockholder pursuant to this Agreement. For purposes of the immediately preceding proviso, the aggregate Public Offering Price of the Securities sold by the Selling Stockholder through the Sales Agent pursuant to this

Agreement shall be deemed to include the aggregate Public Offering Price of any Replacement Securities sold by the Sales Agent in lieu of Defaulted Securities.

     (c) Indemnification by Sales Agent. The Sales Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Sales Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (d) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by the Sales Agent (provided that such counsel shall be mutually reasonably acceptable to the Company and the Sales Agent), and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (f) Other Agreements with Respect to Indemnification. The provisions of this Section 6 shall not affect any agreements between the Company and the Selling Stockholder with respect to indemnification of each other, and the provisions of this Section 6 and Section 7 hereof shall not limit or otherwise affect any other rights to indemnification or contribution to which the Sales Agent may otherwise be entitled.

     SECTION 7.  Contribution.  If the indemnification provided for in Section 6
                 ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Sales Agent on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Sales Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Stockholder on the one hand and the Sales Agent on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) the aggregate Public Offering Price of the Securities sold by the Selling Stockholder through the Sales Agent pursuant to this Agreement less the total Agent Fee paid to the Sales Agent by the Selling Stockholder pursuant to this Agreement and (ii) the total Agent Fee received by the Sales Agent from the Selling Stockholder pursuant to this Agreement, bear to the aggregate Public Offering Price of the Securities sold by the Selling Stockholder through the Sales Agent pursuant to this Agreement. For purposes of the immediately preceding sentence, the aggregate Public Offering Price of the Securities sold by the Selling Stockholder through the Sales Agent pursuant this Agreement should be deemed to include the aggregate Public Offering Price of any Replacement Securities sold by the Sales Agent in lieu of Defaulted Securities.

     The relative fault of the Company and the Selling Stockholder on the one hand and the Sales Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Sales Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholder and the Sales Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, the Sales Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities actually sold to investors through the Sales Agent pursuant to this Agreement were offered to the public exceeds the amount of any damages which the Sales Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls the Sales Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Sales Agent, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     The provisions of this Section 7 shall not affect any agreements between the Company and the Selling Stockholder with respect to contribution between themselves.

     The obligations of the Company and the Selling Stockholder pursuant to this
Section 7 are joint and several; provided that the Selling Stockholder shall be required to contribute only in respect of losses, liabilities, claims, damages and expenses described in Section 6(b) of this Agreement.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 ---------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates signed officers of the Company or signed by or on behalf of the Selling Stockholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Sales Agent or any controlling person, or by or on behalf of the Company or by or on behalf of the Selling Stockholder, and shall survive the purchase of the Securities by the purchasers thereof through the Sales Agent.

     SECTION 9.  Termination of Agreement.
                 ------------------------

     (a) Termination; General.   The Sales Agent may terminate this Agreement,
by notice to the Company and the Selling Stockholder, at any time at or prior to the time of the payment for and delivery of the Securities on the Closing Date (and, upon such termination, the obligations of the prospective purchasers of the Securities to the Selling Stockholder shall also terminate) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Sales Agent, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Stock Market's National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Stock Market's National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section or Section 5 of this Agreement, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 13 and 14 shall survive such termination and remain in full force and effect and such termination also shall also be without liability of any prospective purchaser of Securities to the Selling Stockholder.

     (c) Termination of Sales Agent's Obligations. Anything herein to the contrary notwithstanding, all obligations of the Sales Agent to offer or sell the Securities as agent of the Selling Stockholder shall terminate at the close of business (New York City time) on the business day immediately preceding the Closing Date; provided that the Selling Stockholder acknowledges and agrees that settlement for the purchase and sale of securities traded on the Nasdaq National Market typically occurs on the third trading day after the trade date, that the Closing Date is the third trading day date after the date of this Agreement, and as a result, that prospective purchasers of Securities may be unwilling or unable to purchase those Securities on the Closing Date if the trade date for those transactions is later than the date of this Agreement, and accordingly, that the Sales Agent shall have no liability or obligation whatsoever to the Selling Stockholder in the event that any prospective purchasers are unable or unwilling to purchase Securities because the trade dates for such purchases are after the date of this Agreement.

     (d) Termination of Prospective Purchasers' Obligations. Anything herein to the contrary notwithstanding, in the event that this Agreement is terminated by the Sales Agent pursuant to subsection (a) of this Section 9 or Section 5 hereof, then the obligations of the prospective purchasers to purchase Securities from the Selling Stockholder shall automatically terminate, and such termination shall be without liability of the Sales Agent or any such purchasers to the Selling Stockholder.

     SECTION 10.  Right of First Refusal.  Provided at least 3,000,000
                  -----------------------
Securities have been sold through the Sales Agent for the account of the Selling Stockholder on or prior to December 14, 2001, the Selling Stockholder hereby grants to the Sales Agent the right of first refusal to act as the exclusive sales agent for the Selling Stockholder in connection with the sale of any shares of Common Stock, whether now owned or hereafter acquired by the Selling Stockholder, until June 30, 2002.

     SECTION 11.  Notices.  All notices and other communications hereunder shall
                  --------
be in writing and shall be deemed to have been duly given if mailed, sent by Federal Express or similar delivery service, or transmitted by facsimile or any other standard form of telecommunication. Notices to the Sales Agent shall be directed to the Sales Agent at c/o Wachovia Securities, 7 St. Paul Street, Baltimore, Maryland 21202, attention of Michael Cummings; notices to the Company shall be directed to it at 30831 Huntwood Avenue, Hayward, CA 945444, attention of Chief Financial Officer; and notices to the Selling Stockholder shall be directed to it in care of Ted Tu, as Attorney-in-Fact at c/o President International Development Corp., 10F-1, 560, Chung Hsiao E. Rd. Sec. 4, Taipei, Taiwan, facsimile number: 011-886-2-223-458-681.

     SECTION 12.  Parties.  This Agreement shall each inure to the benefit of
                  -------
and be binding upon the Sales Agent, the Company and the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Sales Agent, the Company and the Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Sales Agent, the Company and the Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities through the Sales Agent shall be deemed to be a successor by reason merely of such purchase. Notwithstanding the foregoing provisions of this Section 12, any provision of this Agreement which provides that the prospective purchasers of Securities shall have no liability to the Selling Stockholder or to the effect that any obligations of such prospective purchasers to the Selling Stockholder shall terminate shall inure to the benefit of such prospective purchasers and their respective successors, heirs and legal representatives.

     SECTION 13.  Selling Stockholder's Consent to Jurisdiction; Appointment of
                  -------------------------------------------------------------
Agent for Service of Process.
----------------------------

     (a) Consent to Jurisdiction. The Selling Stockholder hereby irrevocably consents and submits to the nonexclusive jurisdiction of the federal courts located in the City and County of New York, New York and the courts of the State of New York located in the City and County of New York, New York with respect to any legal action, suit or proceeding arising out of or in connection with this Agreement.

     (b) Agent for Service of Process. The Selling Stockholder further, by the execution and delivery of this Agreement, for a period ending on the sixth anniversary of the Closing Date irrevocably agrees to designate, appoint and empower CT Corporation System, 111 Eight Avenue, New York, NY, 10011, as its designee, appointee and authorized agent to receive for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against or otherwise involving the Selling Stockholder with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and authorized agent in accordance with applicable legal procedures, it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action on the part of the Selling Stockholder. The Selling Stockholder represents to the Sales Agent that it has notified CT Corporation System of such designation and appointment in writing and that CT Corporation System has accepted the same in writing. The Selling Stockholder further agrees that, to the extent permitted by law, service of process upon CT Corporation System (or its successors as agent for service of process) and written notice of said service to the Selling Stockholder given as provided in Section 11 hereof, shall be deemed in every respect effective service of process upon the Selling Stockholder in any such action, suit or proceeding. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Selling Stockholder agrees to designate a new designee, appointee and agent in The City and County of New York, New York on the terms and for the purposes of this Section 13 reasonably satisfactory to the Sales Agent. The Selling Stockholder further hereby irrevocably consents and agrees to accept the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding if service of a copy thereof is made upon the agent for service of process referred to in this Section 13(b) (whether or not the appointment of such agent shall for any reason prove to be ineffective and whether or not such agent shall accept or acknowledge such service) and a copy thereof is sent to the Selling Stockholder at its address and in the manner specified in Section 11 of this Agreement. So long as a copy of the applicable legal process, summons, notice or other document has been sent to the Selling Stockholder as provided in the preceding sentence, the Selling Stockholder agrees that the failure of any such designee, appointee and agent to give any notice of such service to the Selling Stockholder shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Sales Agent to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Selling Stockholder or bring actions, suits or proceedings against the Selling Stockholder in other jurisdictions, and in such manner, as may be permitted by applicable law. The Selling Stockholder hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the federal courts located in The City and County of New York, New York or the courts of the State of New York located in The City and County of New York, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     The provisions of this Section 13 shall survive any termination of this Agreement, in whole or in part.

     SECTION 14.  Judgment Currency.  The Selling Stockholder and the Company
                  ------------------
severally agree to indemnify and hold harmless the Sales Agent, its successors, and the controlling persons referred to in Sections 6 and 7 and their heirs and legal representatives, from and against any and all loss incurred by any of them as a result of any judgment or order being given or made against the Selling Stockholder or the Company, respectively, for an amount due under or in connection with this Agreement or any of the transactions or other instruments or agreements contemplated hereby, and such judgment or order being paid in a currency other than United States dollars (the "Judgment Currency") as a result of any variation as between (i) the rate of exchange at which the United States dollars amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Sales Agent, successor, controlling person, heir or legal representative, as the case may be, is able to purchase United States dollars with the amount of the Judgment Currency actually received by such person or entity. The foregoing indemnity shall constitute separate and independent obligations of the Selling Stockholder and the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion of, the relevant currency.

     SECTION 15.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY
                  ----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 16.  Effect of Headings.  The Article and Section headings herein
     -------------------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 17.  Counterparts.  This Agreement may be executed in counterparts,
                  ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           [Signature Page Follows]

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

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Sales Agent, the Selling Stockholder and the Company in accordance with its terms.

                                    Very truly yours,

                                    IMPAX LABORATORIES, INC.

                                    By /s/ Barry R. Edwards
                                         ----------------------
                                       Name: Barry R. Edwards
                                       Title: Co-CEO



                                    PRESIDENT (BVI) INTERNATIONAL INVESTMENT
                                    HOLDINGS LTD.

                                    By /s/Ted Tu
                                          --------------------------
                                       Name: Ted Tu
                                       Attorney-in-Fact



CONFIRMED AND ACCEPTED,
  as of the date first above written:

FIRST UNION SECURITIES, INC.

By /s/ Michael W. Cummings
      ----------------------------
Authorized Signatory

       Michael W. Cummings

       Managing Director

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